              SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549
                         FORM 8-K/A-2


                    Current Report Pursuant
                 to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  July 5, 1996

                     ERLY Industries Inc.
    (Exact name of registrant as specified in its charter)


                         California
        (State or other jurisdiction of incorporation)



        1-7894                                 95-2312900
(Commission File Number)                    (I.R.S. Employer
                                           Identification No.)


10990 Wilshire Boulevard, Suite #1800
      Los Angeles, California                      90024-3955
       (Address of Principal                       (Zip Code)
         Executive Offices)


                          (213) 879-1480
       (Registrant's telephone number, including area code)


                          Not Applicable
   (Former name or former address, if changed since last report)



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Item 2.   Acquisition or Disposition of Assets.

(a) On July 5, 1996, American Rice, Inc. ("ARI"), a subsidiary of ERLY Industries Inc. ("ERLY" or the "Registrant"), acquired from Campbell
     Soup Company and Vlasic Foods, Inc. (the "Sellers") certain assets of Sellers' domestic olive business including real property, machinery and equipment, inventory, grower advances, trademark rights, books and records, contracts, permits and intangibles (the "Assets"). Sellers have no relationship with the Registrant, its affiliates, the officers or directors of Registrant, or any associate of any such officer or director. Registrant paid approximately $28,400,000 for the Assets and Registrant assumed certain liabilities of Sellers. The purchase price, determined by arms length negotiations between Registrant and Sellers, is subject to adjustment. The estimated purchase price was paid in cash at the closing on July 5, 1996, with the exception of a credit of $700,000 which was previously paid by ERLY and a $732,400 note payable by ARI to Campbell Soup Company. The source of funds used for the consideration was an $85.0 million line of credit provided to ARI by Harris Trust and Savings Bank, Individually and as Agent.

     On July 5, 1996, ARI also purchased from Campbell Soup Company 100% of the issued and outstanding shares of common stock of Compania Envasadora Loreto, S.A. (the "Shares"), which is engaged in the olive business in Spain. ARI paid approximately $9,300,000 for the Shares. The purchase price was based on the estimated fair market value of the Shares on the closing date, and is subject to adjustment. The purchase price was paid in cash at the closing on July 5, 1996. The source of funds used for the consideration was an $85.0 million line of credit provided to ARI by Harris Trust and Savings Bank, Individually and as Agent.

(b) The Assets were all used in Sellers' Ripe Olive and Green Olive Businesses and Registrant intends to continue using the Assets for such purposes.


(This item was originally filed with the Securities and Exchange Commission on July 22, 1996. It is reproduced here for the convenience of the user.)



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Item 7.   Financial Statements and Exhibits.

This is an amendment to Form 8-K/A originally filed on September 26, 1996, for the purpose of amending the June 30, 1996 Pro Forma
Combined Balance Sheet on page 12 to reflect corrections to the balance sheet data received from Campbell Soup Company.


(a)  Financial Statements of Business Acquired.


                    RIPE AND GREEN OLIVES BUSINESS
                  A DIVISION OF CAMPBELL SOUP COMPANY

               INDEX TO THE COMBINED FINANCIAL STATEMENTS


                                                            Page
                                                            ----

Report of Independent Accountants ......................     3


Combined Financial Statements:

  Statements of Net Assets to be Acquired at
    April 28, 1996 and July 30, 1995  ..................     4

  Statements of Earnings for the nine month period
    ended April 28, 1996 and for the year ended
    July 30, 1995  .....................................     5


Notes to the Combined Financial Statements .............   6 - 10



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                   Report of Independent Accountants

To the Board of Directors of
Campbell Soup Company

We have audited the accompanying combined statements of net assets to be acquired of the Ripe and Green Olives Business (the "Business"), a division of Campbell Soup Company, as of April 28, 1996 and July 30, 1995, and the combined statements of earnings of the Business for the nine month period ended April 28, 1996 and the year ended July 30, 1995. These financial statements are the responsibility of Campbell Soup Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the current report on Form 8-K of ERLY Industries Inc. on the basis of presentation as described in Note 1, and are not intended to be a complete presentation of the financial position of the Business.

In our opinion, the combined statements of net assets to be acquired as of April 28, 1996 and July 30, 1995 and the combined statements of earnings for the nine month period ended April 28, 1996 and the year ended July 30, 1995 present fairly, in all material respects, the net assets to be acquired and the results of operations of the Business as described in Note 1, in conformity with generally accepted accounting principles.


PRICE WATERHOUSE LLP

Philadelphia, PA
September 11, 1996



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                 Ripe and Green Olives Business
               A Division of Campbell Soup Company
        Combined Statements of Net Assets to be Acquired
                     (dollars in thousands)

                                   April 28, 1996     July 30, 1995
                                   --------------     -------------
Cash and cash equivalents             $     461         $   9,823
Accounts receivable, net of allowances
  of $123 and $132, respectively          1,567             3,824
Accounts receivable - related parties       264               201
Receivable from growers                     169               609
Inventories                              39,418            35,109
Other current assets                        296               287
                                   --------------     -------------
  Total current assets                   42,175            49,853

Plant assets, net of depreciation        16,837            20,428
Intangible assets, net of amortization       44                42
                                   --------------     -------------
  Total assets                        $  59,056         $  70,323
                                   --------------     -------------

Notes payable                         $   2,752         $     -
Payable to suppliers and others           1,203             4,277
Payable to growers                          536                10
Accrued liabilities                       2,103             1,473
                                   --------------     -------------
  Total liabilities                   $   6,594         $   5,760
                                   --------------     -------------
Net assets to be acquired             $  52,462         $  64,563
                                   ==============     =============

The accompanying notes are an integral part of the combined financial statements.



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                 Ripe and Green Olives Business
               A Division of Campbell Soup Company
                 Combined Statements of Earnings
                     (dollars in thousands)

                                    Nine Month
                                   Period Ended        Year Ended
                                  April 28, 1996     July 30, 1995
                                  --------------     -------------
Net Sales                            $  58,527         $  85,030

Cost and expenses
  Cost of products sold                 45,523            72,210
  Marketing and selling expenses        10,525            13,180
  Administrative expenses                1,713             3,044
  Research and development expenses        576             1,143
  Other expenses                           652               897
                                  --------------     -------------
     Total costs and expenses           58,989            90,474
                                  --------------     -------------

Loss Before Interest and Taxes            (462)           (5,444)

  Interest expense                          44                 7
  Interest income                          367               472
                                  --------------     -------------
Loss Before Taxes                         (139)           (4,979)
                                  --------------     -------------
  Income taxes                            (409)                -
                                  --------------     -------------
Net Loss                             $    (548)        $  (4,979)
                                  ==============     =============

The accompanying notes are an integral part of the combined financial statements.



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                             NOTES TO FINANCIAL STATEMENTS
                                (dollars in thousands)


1. BASIS OF PRESENTATION

On June 11, 1996, Campbell Soup Company ("Campbell") entered into agreements to sell its Ripe and Green Olives Business (the "Business"), a Division of Campbell Soup Company, to American Rice, Inc. ("ARI"), a subsidiary of ERLY Industries Inc. The Business processes, distributes and markets ripe and green olives, primarily to retail consumers in the United States. Ancillary agreements for transition services provided to ARI were also negotiated. The closing date to complete the sale was July 5, 1996.

In order to consummate the transaction Campbell entered into an Asset Purchase and Sale Agreement and a Share Purchase Agreement with ARI. Under the Asset Purchase and Sale Agreement, ARI acquired certain assets and assumed certain liabilities of Campbell's ripe and green olives business in the United States ("U.S. Business"). Under the Share Purchase Agreement, ARI acquired 100% of the issued shares of Compania Envasadora de Loreto, S.A. ("CENLO"), a manufacturer and exporter of green olives domiciled in Spain. CENLO was a wholly owned subsidiary of Campbell.

Throughout the periods covered by the Combined Financial Statements, the Business' operations were conducted and accounted for as part of Campbell's Meal Enhancement Group ("MEG"). These Combined Financial Statements have been carved out from Campbell's historical accounting records. All material transactions between the U.S. Business and CENLO have been eliminated.

Under Campbell's centralized cash management system, cash requirements of the U.S. Business were generally provided directly by Campbell, and cash generated by the U.S. Business was generally remitted directly to Campbell. The transaction systems (e.g., payroll, employee benefits, accounts payable) used to record and account for cash disbursements for the U.S. Business were provided by centralized Campbell organizations outside the defined scope of the Business. Most of these corporate systems are not designed to track assets/liabilities and receipts/payments on a business specific basis. In addition, CENLO maintained separate transaction systems to record and account for cash disbursements. Given these constraints and the fact that only certain assets of the U.S. Business were sold, statements of financial position and cash flows were not prepared.

The distribution operations of the Business are conducted at sites where other Campbell manufacturing and distribution operations not included in the Business are present. In addition, certain non-manufacturing operations of the Business share facilities and space with other Campbell operations. At these shared sites, only the assets of the Business (principally inventories) are included in the Combined Statements of Assets to be Acquired.

The Combined Statements of Earnings include all revenues and costs directly attributable to the Business, including costs for facilities, functions and services used by the Business at shared sites. Costs for certain functions and services performed by centralized Campbell organizations outside the defined

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scope of the Business are directly charged to the Business based on usage, sales or the number of employees of the Business, as appropriate. The results of operations also include allocations of 1) costs for administrative functions and services performed on behalf of the Business by centralized staff groups within Campbell, 2) research and development expense and 3) Campbell's general corporate expenses and pension and certain other postretirement benefit costs (See Note 2 for a description of the allocation methodologies employed).

All of the allocations and estimates in the Combined Statements of Earnings are based on assumptions that Campbell management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Business had been operated as a separate entity.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Recognition - Sales and related cost of products sold are included in income and expense, respectively, when products are shipped to the customer.

Cash and Cash Equivalents - All highly liquid debt instruments purchased with a maturity of three months or less are classified as Cash Equivalents.

Inventories - U.S. Business inventories are priced at the lower of cost or market, with cost determined by the last-in, first-out (LIFO) method. CENLO inventories are priced at the lower of average cost or market.

Plant Assets - Plant assets are stated at historical cost. Alterations and major overhauls which extend the lives or increase the capacity of plant assets are capitalized. The amounts for property disposals are removed from plant assets and accumulated depreciation accounts and any resultant gain or loss is included in earnings. Ordinary repairs and maintenance are charged to operating costs.

Depreciation - Depreciation provided in costs and expenses is calculated using the straight-line method. Buildings and machinery and equipment are depreciated over periods not exceeding 45 years and 15 years, respectively. Accelerated methods of depreciation are used for income tax purposes in certain jurisdictions.

Income Taxes - The taxable income/loss of the U.S. Business was included in the consolidated tax returns of Campbell. In 1995, the U.S. Business had a book loss. No tax benefit was recognized. In 1996, the U.S. Business had book income which was taxed at an effective rate of 38%.

The taxable income/loss of CENLO was included in statutory tax returns filed in Spain. No tax benefit has been recognized in the combined financial statements due to CENLO's tax losses in the periods covered by these financial statements and prior.

Pensions - Campbell has noncontributory defined benefit plans covering substantially all U.S. employees, including substantially all of the employees of the U.S. Business. The benefits for these plans are based primarily on employees' years of service and employees' compensation during the last years


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of employment. The cost of these plans for active employees was assigned to the U.S. Business based on the number of employees and sales of the U.S.
Business.

CENLO's employees participate in a government sponsored plan.

Other Postretirement Benefits - Campbell provides certain health care and life insurance benefits (postretirement benefits) to substantially all retired U.S. employees and their dependents. These benefits are accounted for as they are earned by active employees. The postretirement costs assigned to the U. S. Business are based on the number of employees and sales of the U.S. Business.

Use of Estimates - Generally accepted accounting principles require management to make estimates and assumptions that affect assets and liabilities, contingent assets and liabilities, and revenues and expenses. Actual results could differ from those estimates.


3. RELATED PARTY TRANSACTIONS

The Combined Statements of Earnings include significant allocations from other Campbell organizations involving functions and services (such as finance and accounting, cash management, data processing, research and development, legal, human resources and purchasing) that were provided to the Business by centralized Campbell organizations outside the defined scope of the Business. The costs of these functions and services have been allocated to the Business using methods that Campbell management believes are reasonable. Such allocations are not necessarily indicative of the costs that would have been incurred if the Business had been a separate entity. Total marketing and selling expenses include $3,505 and $4,213 in allocated costs for the nine month period ended April 28, 1996 and the year ended July 30, 1995, respectively. Administrative and research and development expenses are composed solely of allocated general corporate and MEG expenses to the Business.


4. INCOME TAXES

CENLO has net operating loss carryforwards of $880 at April 28, 1996 with expiration dates ranging from 1999 to 2003. CENLO also has deferred tax assets relating to temporary differences of $629 and tax credit carryforwards of $817 at April 28, 1996. No tax benefit has been recorded for these deferred tax assets. They will be recognized in the period the tax benefit is realized.


5. INVENTORIES

                                                1996          1995
                                             ---------     ---------

  Raw materials, containers and supplies    $  10,654     $   6,769
  Finished products                            34,703        33,429
  Adjustment to LIFO basis                     (5,939)       (5,089)
                                             ---------     ---------
                                            $  39,418     $  35,109

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Inventories for which the LIFO method of determining cost is used represented approximately 79% of consolidated inventories in 1996 and 87% in 1995.

During 1996 and 1995, inventory quantities were reduced. These reductions resulted in liquidations of LIFO inventory quantities carried at lower costs from prior years as compared with the cost of 1996 and 1995 purchases. These liquidations resulted in decreased cost of products sold of $1,493 and $9,875, respectively.


6. PLANT ASSETS
                                                1996          1995
                                             ---------     ---------
  Land                                      $   2,111     $   2,136
  Buildings                                    10,217        10,270
  Machinery and equipment                      36,208        37,547
  Projects in progress                              -           489
  Accumulated depreciation                    (31,699)      (30,014)
                                             ---------     ---------
                                            $  16,837     $  20,428

Depreciation provided in costs and expenses for all tangible assets used in the Business, including those to be acquired, was $2,966 in 1996 and $3,893 in 1995.


7. NOTES PAYABLE

Notes payable comprises the following:
                                                1996          1995
                                             ---------     ---------
  Banks - Line of Credit                     $  2,428         $  -
  Other                                           324            -
                                             ---------     ---------
                                             $  2,752         $  -

The amount of the unused line of credit at April 28, 1996 was $812. The line of credit covers loans for a period of one year at prime commercial interest rates.


8.  ACCRUED LIABILITIES

Accrued liabilities comprises the following:

                                                1996          1995
                                             ---------     ---------
  Salaries, wages and employee benefits       $ 1,183       $ 1,037
  Taxes payable                                   380           385
  Other                                           540            51
                                             ---------     ---------
                                              $ 2,103       $ 1,473


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9. COMMITMENTS AND CONTINGENCIES

The Business is currently subject to various lawsuits and claims with respect to matters such as product liabilities, governmental regulations, and other actions arising in the normal course of business. The ultimate liabilities, if any, resulting from the lawsuits and claims existing at the Closing Date are not expected to materially affect the results of the Business.




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Item 7.   Financial Statements and Exhibits (continued).

(b)  Pro Forma Financial Information.

The following unaudited pro forma financial statements give effect to the acquisition by ERLY's subsidary, American Rice, Inc. ("ARI"), of the Ripe and Green Olives Business of Campbell Soup Company ("CSC Olives") in a transaction accounted for as a purchase. The total cost of the acquisition will be allocated to the assets and liabilities of CSC Olives based on their fair market values. For purposes of the pro forma financial statements, such allocations have been made based upon valuations and studies that have not been finalized. Accordingly, the allocation of the purchase price included in the pro forma financial statements is preliminary.

The unaudited pro forma balance sheet is based on the consolidated balance sheet of ERLY and a Combined Statement of Net Assets to be Acquired from CSC Olives and has been prepared to reflect the acquisition as if it had occurred on June 30, 1996. The unaudited pro forma statements of earnings are based on the individual statements of earnings of ERLY and CSC Olives and combine the results of operations of the two entities for the three months ended
June 30, 1996 and the year ended March 31, 1996 as if the acquisition had occurred on April 1, 1995. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements of ERLY Industries Inc. and of CSC Olives, the latter filed herein. This information is prepared for informational purposes only and is not necessarily indicative of the actual results that would have been achieved had the CSC Olives acquisition and the related financing occurred on these dates, or of future results. Actual results of CSC Olives operations will be included with ERLY's results subsequent to July 5, 1996.



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                    ERLY INDUSTRIES INC. AND SUBSIDIARIES
                      PRO FORMA COMBINED BALANCE SHEET
                            AS OF JUNE 30, 1996
                           (Thousands of Dollars)
                                 (Unaudited)
                                                   Pro Forma
                              ERLY     CSC Olives  Adjustments   Combined
                            ----------------------------------------------
ASSETS
Current assets:
  Cash                         $6,066     $1,711   $   -          $7,777
  Accounts receivable          61,853      1,735                  63,588
  Inventories                  71,578     28,233       -     a    99,811
  Properties held for
    sale, net                  13,535                             13,535
  Prepaid expenses              1,897                 (700)  d     1,197
                            ---------  ---------  ---------     --------
    Total current assets      154,929     31,679      (700)      185,908

Long-term notes receivable      1,574                              1,574
Property, plant and
  equipment, net               56,207     16,646       529   c    73,382
Other assets                   23,329         29       400   b    23,758
                            ---------  ---------  ---------     --------
  Total assets               $236,039    $48,354      $229      $284,622
                            =========  =========  =========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable               $35,693     $2,512   $36,754   d   $74,959
  Accounts payable and
    accrued expenses           61,061      3,897     4,688   e    69,646
  Income taxes payable          4,089                              4,089
  Current portion of
    long-term debt              1,160                  244   d     1,404
                            ---------  ---------  ---------     --------
   Total current liabilities  102,003      6,409    41,686       150,098

Long-term debt                100,351                  488   d   100,839
Subordinated debt               5,665                              5,665
Minority interest               9,225                              9,225
Redeemable common stock
  warrants                      2,512                              2,512

Stockholders' equity:
  Common stock                     43                                 43
  Additional paid-in capital   23,879                             23,879
  Retained earnings (deficit)  (6,296)                            (6,296)
  Cumulative foreign
    currency adjustments       (1,343)                            (1,343)
                            ---------  ---------  ---------     --------
  Stockholders' equity         16,283        -         -          16,283
                            ---------  ---------  ---------     --------
    Total liabilities and
      stockholders' equity   $236,039     $6,409   $42,174      $284,622
                            =========  =========  ========      ========

The accompanying notes are an integral part of the combined pro forma financial statements.

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                    ERLY INDUSTRIES INC. AND SUBSIDIARIES
                 PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED JUNE 30, 1996
                            (Thousands of Dollars)
                                  (Unaudited)

                                                    Pro Forma
                              ERLY     CSC Olives  Adjustments  Combined
                            ----------------------------------------------
Net sales                    $124,591    $18,222   $   -        $142,813

Cost of sales                 111,277     18,324       498   f
                                                      (320)  g   129,779
                            ---------  ---------  ---------     ---------
    Gross profit (loss)        13,314       (102)     (178)       13,034

Selling, general and
  administrative expenses      11,660      2,523      (757)  h
                                                         5   i    13,431

Interest expense                5,164         58       859   j     6,081
Interest income                   (86)       (28)       28   j       (86)
Other (income) expense            319        218                     537
                            ---------  ---------  ---------     ---------
Income (loss) before
  taxes on income and
  minority interest            (3,743)    (2,873)     (313)       (6,929)
Taxes on income                    93        -         -              93
                            ---------  ---------  ---------     ---------
Income (loss) before
  minority interest            (3,836)    (2,873)     (313)       (7,022)

Minority interest               2,586                1,386         3,972
                            ---------  ---------  ---------     ---------
Net income (loss)             ($1,250)   ($2,873)   $1,073       ($3,050)
                            =========  =========  =========     =========

The accompanying notes are an integral part of the combined pro forma financial statements.


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                    ERLY INDUSTRIES INC. AND SUBSIDIARIES
                 PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED MARCH 31, 1996
                            (Thousands of Dollars)
                                 (Unaudited)

                                                    Pro Forma
                              ERLY     CSC Olives  Adjustments  Combined
                            ----------------------------------------------

Net sales                    $486,626    $84,124   $   -        $570,750

Cost of sales                 422,434     68,969     1,991   f
                                                    (1,280)  g   492,114
                            ---------  ---------  ---------     ---------
    Gross profit (loss)        64,192     15,155      (711)       78,636

Selling, general and
  administrative expenses      46,003     15,199    (5,402)  h
                                                        20   i    55,820

Interest expense               19,849         17     3,436   j    23,302
Interest income                  (486)      (603)      603   j      (486)
Other (income) expense           (499)       903                     404
Provision for loss on
  disposal of property          7,200                              7,200
                            ---------  ---------  ---------     ---------
Income (loss) before
  taxes on income and
  minority interest            (7,875)      (361)      632        (7,604)
Taxes on income                   564         -         -            564
                            ---------  ---------  ---------     ---------
Income (loss) before
  minority interest            (8,439)      (361)      632        (8,168)

Minority interest               7,290                 (118)        7,172
                            ---------  ---------  ---------     ---------
Net income (loss)             ($1,149)     ($361)     $514         ($996)
                            =========  =========  =========     =========

The accompanying notes are an integral part of the combined pro forma financial statements.



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


                    ERLY INDUSTRIES INC. AND SUBSIDIARIES
               NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

The adjustments to the Pro Forma Combined Balance Sheet reflect the following:

a. Finished products inventories are recorded at estimated selling prices less the costs to sell and a reasonable profit allowance. Raw materials, containers and supplies are recorded at current replacement costs.

b.  Trademarks are recorded at estimated fair market value.

c. Property, plant and equipment is recorded at estimated current replacement cost less estimated accumulated depreciation.

d. The transaction was financed by a combination of increases in notes payable, a deposit by ERLY Industries Inc., and seller financing.

e. Accounts payable and accrued expenses are recorded at approximate present value of liabilities.


The adjustments to the Pro Forma Combined Statements of Operations reflect the following:

f. The LIFO method was used by Campbell for accounting for U.S. inventories, whereas, ERLY will use the FIFO method. This adjustment eliminates estimated LIFO liquidations recorded by CSC Olives which resulted in decreased cost of products sold.

g. Depreciation expense is adjusted to reflect ERLY's cost of property, plant and equipment acquired.

h. Selling, general and administrative expenses of CSC Olives were reduced for marketing and selling and administrative expenses allocated from Campbell Soup Company and were increased by estimated increases in ERLY's incremental expenses to manage these aspects of the acquired business.

i.  Trademarks are amortized over their estimated useful life.

j. CSC Olives interest expense and income is eliminated and interest expense is added for ERLY's estimated borrowing costs.




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

                               EXHIBITS

     Exhibit Number and Description
     ---------------------------------------------------------
     (2.1) Asset Purchase and Sale Agreement Between American Rice, Inc. and Campbell Soup Company, dated as of June 11, 1996 (incorporated by reference to Exhibit 2.1 of Form 8-K, filed July 22, 1996)


     (2.2)  Share Sale Agreement Between American Rice, Inc.
            and Campbell Soup Company, dated as of June 11,
            1996 (incorporated by reference to Exhibit 2.2
            of Form 8-K, filed July 22, 1996)






                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: February 27, 1997                       ERLY INDUSTRIES INC.
                                              --------------------
                                                 (Registrant)

                                      By:     /s/ Thomas A. Whitlock
                                              ----------------------
                                              Thomas A. Whitlock
                                              Vice President and
                                              Corporate Controller